                                                                    Exhibit 23.2

               Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnicare, Inc. Stock Plus Program of our report dated March 6, 1998, with respect to the consolidated financial statements of CompScript, Inc., included in Omnicare, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/Ernst & Young LLP



West Palm Beach, Florida
May 11, 2000